Exhibit 99.1

OptimizeRx to Present at the B. Riley Securities 2021 Vision Day Virtual Conference on January 28, 2021

ROCHESTER, Mich. – January 21, 2021 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, has been invited to present at the B. Riley Securities 2021 Vision Day Conference being held virtually on January 28, 2021.

OptimizeRx CEO, William Febbo, is scheduled to present on Thursday, January 28, at 1:30 p.m. Eastern time. The presentation will be webcast live and available for replay here and via the investor relations section of the company’s website at www.optimizerx.com.

Management will discuss how the company’s digital health communication platform connects life science companies to all stages of a patient’s care journey, and helps patients afford their medications and remain on their doctor-recommended course of treatment.

Management will also discuss the company’s expanding addressable market due to its launch of new digital health solutions, and how an increasing number of enterprise-level engagements are keeping the company on track for another year of record growth.

Register for the conference here. For any questions about OptimizeRx, please contact Ron Both of CMA at (949) 432-7557 or submit your request here.

About B. Riley Securities

B. Riley Securities is a full-service investment bank and broker-dealer that provides corporate finance, sales, trading, and equity research to institutional clients. For more information about B. Riley, visit www.brileyfin.com.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team